                                                                                          Exhibit 10(o)(14)

AMENDMENT NO. 13
TO
ALLTEL CORPORATION 401(k) PLAN
(January 1, 2001 Restatement)

WHEREAS, Alltel Corporation (the "Company") maintains the Alltel Corporation 401(k) Plan, as amended and restated effective January 1, 2001, and as subsequently amended (the "Plan"); and

WHEREAS, the Company desires further to amend the Plan;

NOW THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan in the respects hereinafter set forth:

1. Effective as of September 1, 2006, a new subsection (b) is added to Appendix C of the Plan to provide as follows:

(b)
For an Employee who was an employee of Virginia Cellular LLC or related entity ("Virginia Cellular") immediately prior to the closing date (as defined in the Purchase Agreement between Virginia Cellular, Inc., B2 Inc., M1 Inc., M3 Inc. and WWC License LLC and Alltel Communications, Inc. dated as of March 24, 2006) and became an Employee on such closing date, the Employee's period or periods of employment with Virginia Cellular.

2. Effective as of September 1, 2006, a new subsection (c) is added to Appendix C of the Plan to provide as follows:

(c)
For an Employee who was an employee of Southern Illinois Cellular Corp. or related entity ("First Cellular") immediately prior to the closing date (as defined in the Stock Purchase Agreement dated as of February 17, 2006 by and among Southern Illinois Cellular Corp. and Crosslink Wireless, Inc., Egyptian Communication Services, Inc., Hamilton County Communications, Inc., HTC Holding Co., MJD Services Corp., Shawnee Communications, Inc., and Wabash Independent Networks, Inc. and Alltel Communications, Inc.) and became an Employee on such closing date, the Employee's period or periods of employment with First Cellular.

3. The Company hereby consents to Virginia Cellular LLC and Southern Illinois Cellular Corp. adopting the Plan and becoming Employers thereunder effective as of September 1, 2006.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment No. 13 to the Alltel Corporation 401(k) Plan (January 1, 2001 Restatement) to be executed as of this 30th day of August, 2006.

ALLTEL CORPORATION

By:   /s/ Scott T. Ford
Title: President and Chief Executive Officer